UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	HHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officer

On February 5, 2020, Simon Treacy stepped down from his role as President, Hawaii of The Howard Hughes Corporation (the “Company”). The Company and Mr. Treacy have agreed to treat Mr. Treacy’s separation from employment with the Company as a separation without “cause” under The Howard Hughes Management Co., LLC Separation Benefits Plan. Mr. Treacy will be eligible to receive severance benefits from the Company under such plan (subject to his execution of a release of claims in favor of the Company, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2020, which copy is incorporated by reference as though fully set forth herein) as previously described under the heading “Simon Treacy—Severance Benefits” contained in the Company’s Proxy Statement for its Annual Meeting of Stockholders, filed with the SEC on April 4, 2019, which description is incorporated by reference as though fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and General Counsel

Date: February 7, 2020